Exhibit 21






                              TW Inc.
                              -------
                        List of Subsidiaries
                        --------------------



                                      Percentage
                                     Ownership by          State of
      Company                           TW Inc.          Incorporation
      -------                           -------          -------------

Time Warner Acquisition Corp.             100%             Delaware

TW Acquisition Corp.                      100%             Georgia